HIGHWOODS PROPERTIES, INC.
                           1997 PERFORMANCE AWARD PLAN

SECTION 1.  GENERAL PURPOSE OF THE PLAN: DEFINITIONS

         The name of the plan is the Highwoods Properties, Inc. 1997 Performance Award Plan (the APlan"). The purpose of the Plan is to encourage and enable the officers and employees of Highwoods Properties, Inc. (the ACompany") and its Subsidiaries upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business to acquire and/or increase their proprietary interests in the Company. It is anticipated that such persons having a direct stake in the Company=s welfare, including the ability to receive rights similar to dividends as provided under the terms hereof, will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company=s behalf and strengthening their desire to remain with the Company.

         The following terms shall be defined as set forth below:

         "ACT" means the Securities Exchange Act of 1934, as amended.

         "AGREEMENT" shall mean the written agreement evidencing an Award hereunder between the Company and the recipient of such Award.

         "APPLICABLE STOCK OPTION" is defined at Section 5(b)(i).

         "AWARD" or "AWARDS" means a grant of a DER Award.

         "ABOARD" means the Board of Directors of the Company.

         "CAUSE" means and shall be limited to a vote of the Board resolving that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement) or omission to act by the participant which may have a material and adverse effect on the business of the Company or any Subsidiary or on the participant=s ability to perform services for the Company or any Subsidiary, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Subsidiary.

         "CHANGE OF CONTROL" is defined in Section 10.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         "COMMITTEE" means the Board or any Committee of the Board referred to in Section 2.


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         "DIVIDEND EQUIVALENT RIGHTS AWARD" OR ADER AWARD" or APERFORMANCE
AWARD" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive a reduction in the exercise price of the Applicable Stock Option.

         "DISABILITY" means disability as set forth in Section 22(e)(3) of the Code.

         "EFFECTIVE DATE" means April 29, 1997, the date on which the Plan was approved by the Board.

         "FAIR MARKET VALUE" on any given date means the last reported sale price at which the Shares are traded on such date or, if no Shares are traded on such date, on the next most recent date on which the Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Shares are traded.

         "NON-EMPLOYEE DIRECTOR" means a director who qualified as such under Rule 16b-3(b)(3) promulgated under the Act or any successor definition under the Act.

         "OPTION" or ASTOCK OPTION" means any option to purchase Shares granted pursuant to the Amended and Restated 1994 Stock Option Plan of the Company (the AStock Option Plan").

         "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Performance Period as a condition to the holder=s receipt of the DER Award. Such criteria and objectives may include, without limitation, one or more of the following: the attainment by a Share of a specified Fair Market Value for a specified period of time, earnings per share, Shareholder Return (including dividends), return on equity, earnings of the Company, revenues, market share, funds from operations, cash flow or cost reduction goals, or any combination of the foregoing. The Committee may, in its sole discretion, amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles. If the Committee consists solely of Aoutside directors" (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder) and the Committee desires that compensation payable pursuant to any award subject to Performance Measures shall be Aqualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period, as applicable (or such other time permitted pursuant to Treasury Regulations promulgated under Section 162(m) of the Code or otherwise permitted by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

         "PERFORMANCE PERIOD" shall mean any period designated by the Committee for which the Performance Measures shall be calculated.

         "SHARE" or "SHARES" means one or more, respectively, of the Company=s shares of common stock, par value $.01 per share, subject to adjustments pursuant to Section 3.



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         "SHAREHOLDER RETURN" shall mean the per annum compounded rate of increase in the Fair Market Value of an investment in a Share on the first day of the Performance Period (assuming purchase of the Share at its Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Share during the Performance Period, and assuming reinvestment in Shares of all such dividends and distributions, adjusted to give effect to Section 3 of this Plan.

         "SUBSIDIARY" means Highwoods/Forsyth Limited Partnership and any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. ADMINISTRATION OF PLAN: COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

         (a) COMMITTEE. The Plan shall be administered by the executive compensation committee of the Board, or any other committee of not less than two Non-Employee Directors performing similar functions, as appointed by the Board from time to time. Only Non-Employee Directors may vote with respect to transactions involving an Award.

         (b) POWERS OF COMMITTEE. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                  (i) to select participants to whom Awards may be granted from time to time;

                  (ii) to determine the time or times of a grant of an Award;

                  (iii) to determine the number of Shares to be covered by an Award;

                  (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

                  (v) to accelerate the exercisability or vesting of all or any portion of any Award;

                  (vi) to extend the period in which an Award may be settled;

                  (vii) to determine whether, to what extent, and under what circumstances amounts payable with respect to an Award shall be deferred, whether automatically or at the election of the participant, and whether and to what extent the Company shall pay or credit amounts constituting dividends or deemed dividends on such deferrals; and


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                  (viii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Awards (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants

SECTION 3.  MERGERS; SUBSTITUTIONS

         STOCK DIVIDENDS, MERGERS, ETC. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or similar dividend, the terms of each outstanding DER Award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

SECTION 4.  ELIGIBILITY

         Participants in the Plan will be such full or part-time officers and other employees of the Company and its Subsidiaries who are responsible for or contribute to the management, growth, or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  DIVIDEND EQUIVALENT RIGHTS

         (a) DIVIDEND EQUIVALENT RIGHTS. The Committee may, in its discretion, grant DER Awards to such eligible persons as may be selected by the Committee.

         (b) TERMS OF DER AWARDS. DER Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall in its discretion deem advisable.

                  (i) GRANT OF DER AWARDS. A DER Award may be granted only in tandem with a Stock Option (the AApplicable Stock Option") which is being or was granted under the Stock Option Plan, such Stock Option to be so designated by the Committee. The Performance Period and Performance Measure of a DER Award also shall be as designated by the Committee.

                  (ii) VESTING AND FORFEITURE. The Agreement relating to a DER Award shall provide, in the manner determined by the Committee in its discretion and subject to the provisions of this Plan, for the vesting of such award if specified Performance Measure(s) are satisfied

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         or met during the specified Performance Period, and for the forfeiture of such award if specified Performance Measure(s) are not satisfied or met during the specified Performance Period. (iii) SETTLEMENT OF VESTED PERFORMANCE AWARDS. Vested DER Awards shall be settled as a reduction in the exercise price of the Applicable Stock Option upon the expiration of the Performance Period at any time prior to the expiration of the Applicable Stock Option. The amount of the settlement shall be a portion, as determined in the applicable Agreement, of the sum (without interest or compounding) of all dividends and distributions per Share (subject to adjustment as provided in Section
         3) during the Performance Period and thereafter through any subsequent exercise of Applicable Stock Options, multiplied by the number of such Shares purchased upon such exercise. Except to the extent otherwise provided in the Agreement relating to a Performance Award, in the event of a Change of Control the Performance Period shall expire and the Performance Measure shall be computed through such date and the applicable DER Award shall forthwith be settled in cash on the date of such Change of Control or, if later, upon exercise of the Applicable Stock Options.

         (c) TERMINATION OF EMPLOYMENT OR SERVICE.

                  (a) DISABILITY, DEATH AND INVOLUNTARY TERMINATION WITHOUT CAUSE. Except to the extent otherwise set forth in the Agreement relating to a DER Award, if the employment of the holder of a DER Award is terminated by reason of Disability, death or involuntary termination by the Company without Cause, the Performance Period with respect to such DER Award shall terminate and the Performance Measure shall be computed through such date and the applicable DER Award shall be settled as described in Section 5(b)(iii) as soon as practicable within 10 days thereafter, or if later, upon exercise of the Applicable Stock Option.

                  (b) OTHER TERMINATION. Except to the extent otherwise set forth in the Agreement relating to a DER Award, if the holder=s employment with the Company terminates for any reason other than Disability, death, or involuntary termination by the Company without Cause, then the Performance Period for such DER Award shall be deemed to end on the date of such termination, no Performance Measure shall be recognized or deemed attained, satisfied or met, and the holder=s DER Award shall be forfeited to and canceled by the Company.

SECTION 6.  TAX WITHHOLDING

         (a) PAYMENT BY PARTICIPANT. Each participant shall, no later than the date as of which the value of an Award or amounts received thereunder first becomes includable in the gross income of the participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind

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otherwise due to the participant and to require payment by the participant of any taxes required to be withheld, prior to the delivery of any Shares upon the exercise of an Applicable Stock Option.

       (b) PAYMENT IN SHARES. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Shares to be issued pursuant to an exercise of an Applicable Stock Option a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 7. TRANSFER, LEAVE OF ABSENCE, ETC.

       For purposes of the Plan, the following events shall not be deemed a termination of employment:

       (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

       (b) an approved leave of absence for military service or sickness, or for any other purposes approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8. AMENDMENTS AND TERMINATION

         The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law without the Holder=s consent. No amendment, however, may impair the rights of a holder of an outstanding Award without the consent of such holder.

SECTION 9. STATUS OF PLAN

         With respect to the portion of any Award which has not been exercised and any payments of consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provisions of the foregoing sentence.

SECTION 10. CHANGE OF CONTROL PROVISIONS

         Upon the occurrence of a Change of Control as defined in this Section
10:


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         (a) The Performance Period for DER Awards will expire and the
Performance Measures will be computed through the date of such change of control and the applicable Award will be settled in cash on the date of such change in control or, if later, upon exercise of the Applicable Stock Options.

         (b) "CHANGE OF CONTROL" shall mean the occurrence of any one of the following events:

                  (i) any "PERSON," as such term is used in Section 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

                  (ii) persons who, as of May 1, 1994, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to May 1, 1994 whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

                  (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by an party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 40% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding voting securities; PROVIDED, HOWEVER, that if any person referred to in clause (x) or (y)


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of this sentence
shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 11. EFFECTIVE DATE OF PLAN

This Plan became effective on April 29, 1997 upon approval by the Board.

SECTION 12. GOVERNING LAW

This Plan shall be governed by North Carolina law except to the extent such law is preempted by federal law.